Exhibit 99.1

January 25, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners to Participate in
U.S. Capital Advisors Midstream Corporate Access Day

TULSA, Okla. – Jan. 25, 2016 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the U.S. Capital Advisors Midstream Corporate Access Day on Tuesday, Jan. 26, 2016, in Houston, Texas.

Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer; Walter S. Hulse III, ONEOK and ONEOK Partners executive vice president, strategic planning and corporate affairs; and Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials used at the conference will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time) on Tuesday, Jan. 26, 2016.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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